UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FQF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

60 State Street, Suite 700, Boston, MA	02109
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173167.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of O’Shares FTSE Europe Quality Dividend Hedged ETF and O’Shares FTSE Asia Pacific Quality Dividend Hedged ETF, each a series of FQF Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 35 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173167; 811-22540) as filed with the Securities and Exchange Commission on July 10, 2015, as supplemented on July 27, 2015 and August 24, 2015, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
O’Shares FTSE Europe Quality Dividend Hedged ETF	37-1787134
O’Shares FTSE Asia Pacific Quality Dividend Hedged ETF	35-2536441

Item 2. Exhibits.

1. The Trust’s Trust Instrument, as corrected in Exhibit (a)(iii) to Post-Effective Amendment No. 29 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173167; 811-22540), as filed with the Securities and Exchange Commission on September 3, 2014, is included as Exhibit (a) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173167; 811-22540), as filed with the Securities and Exchange Commission on March 30, 2011.

2. The Trust's By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173167; 811-22540), as filed with the Securities and Exchange Commission on March 30, 2011.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 24, 2015

FQF TRUST

By:  /s/ Ronald C. Martin, Jr.

Name: Ronald C. Martin, Jr.

Title: Vice President